Exhibit 99.1

FROM:

Accredited Home Lenders Holding Co.

15090 Avenue of Science

San Diego, CA 92128

Rick Howe, 858.676.2148

rhowe@accredhome.com

FOR IMMEDIATE RELEASE

ACCREDITED ANNOUNCES PRICING OF $15 MILLION OFFERING OF ADDITIONAL SERIES A PREFERRED SHARES

SAN DIEGO, Oct. 1 — Accredited Home Lenders Holding Co. (Nasdaq: LEND) and its subsidiary, Accredited Mortgage Loan REIT Trust (NYSE: AHH.PrA), today announced the pricing of a public offering of an additional 593,678 shares of Accredited Mortgage Loan REIT Trust’s 9.75% Series A Perpetual Cumulative Preferred Shares at a public offering price of $25.2662 per share, plus accrued and unpaid dividends from October 1, 2004. This offering increases the total number of Series A Perpetual Cumulative Preferred Shares outstanding to 4,093,678. The total gross proceeds to Accredited Mortgage Loan REIT Trust from this offering will be approximately $15 million, bringing the total gross proceeds from offerings of the Series A Perpetual Cumulative Preferred Shares to approximately $102.5 million. Payments in respect of the Series A Perpetual Cumulative Preferred Shares will be guaranteed, on a subordinated basis, by Accredited Home Lenders Holding Co. The offering is scheduled to close on October 6, 2004.

The capital raised in the offering is intended to allow Accredited, on a consolidated basis, to accelerate the growth of its portfolio and support the associated borrowings.

Bear, Stearns & Co. Inc. and Friedman, Billings, Ramsey & Co., Inc., are lead managers of the offering. Stifel, Nicolaus & Company, Incorporated is a co-manager of the offering. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from the offices of Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, NY 10179, 212.272.2000; or Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington Virginia 22209, 800.846.5050.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offering of these securities will be made solely by means of a prospectus supplement and accompanying prospectus. Closing of the offering is subject to satisfaction of certain customary conditions.

About Accredited

Accredited Home Lenders Holding Co. is a nationwide mortgage-banking company that originates, finances, securitizes, sells and services non-prime mortgage loans secured by residential real estate. The company is headquartered in San Diego, CA.

About Accredited Mortgage Loan REIT Trust

Accredited Mortgage Loan REIT Trust, a subsidiary of Accredited Home Lenders Holding Co., is a Maryland real estate investment trust that was formed in May 2004 for the purpose of acquiring, holding and managing real estate assets.

Forward Looking Statements

Certain of the information discussed herein constitutes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements regarding the financing plans of Accredited Home Lenders Holding Co. and Accredited Mortgage Loan REIT Trust, their prospects and future results, planned revenue generating strategy, expected net earnings, origination volume, whole loan premiums, hedging strategy and results and future dividends. Such statements are based on current expectations, and the actual results and the timing of certain events could differ materially from those projected in or contemplated by these forward-looking statements due to a number of factors, including but not limited to financial market conditions, interest rate volatility and the level of interest rates generally; general political and economic conditions; the sustainability of loan origination volumes; the availability of financing for the origination of mortgage loans; the ability to sell or securitize mortgage loans; and other risk factors outlined in Accredited Home Lenders Holding Co.’s filings with the Securities and Exchange Commission (“SEC”), including those listed in the prospectus supplement and accompanying prospectus for the offering of the Series A Perpetual Cumulative Preferred Shares, Accredited Home Lenders Holding Co.’s report on Form 10-K filed with the SEC on March 26, 2004, its report on Form 10-Q filed with the SEC on August 16, 2004, and other SEC filings.